SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 28, 2001


                             PSS WORLD MEDICAL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Florida                         0-23832               59-2280364
--------------------------------------------------------------------------------
(State or other jurisdiction            (Commission             (IRS Employer
            of incorporation)           File Number)         Identification No.)


4345 Southpoint Boulevard
Jacksonville, Florida                                           32216
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (904) 332-3000

Item 5. Other Events.


          On June 28, 2001, PSS World Medical, Inc. (the "Company") entered into a First Amendment to Credit Agreement (the "Amendment"), by and among the Company, as borrower thereunder, the subsidiaries of the Company party thereto, the lenders from time to time party thereto (the "Lenders") and Bank of America, N.A., as Agent for the Lenders (in such capacity, the "Agent", or the "Bank"). A copy of the Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

          The Amendment amends that certain Credit Agreement dated as of May 24, 2001 by and among the Company, the subsidiaries of the Company party thereto, the Lenders, the Agent and Banc of America Securities LLC, as Arranger (the "Credit Agreement"). As a result of the Amendment, the maximum available borrowings under the Credit Agreement were increased from $120 million to $150 million. The Amendment also, among other things, increased the percentage of Lenders whose consent was required for an amendment of the Credit Agreement from more than 50% to more than 55%, and amended certain provisions relating to protective advances, limitations on issuances of letters of credit, indemnification, and landlord consents. The conditions to the effectiveness of the Amendment were satisfied on June 29, 2001.

          This description is qualified in its entirety by reference to the Amendment which is included as Exhibit 10.1 to this Form 8-K.



Item 7. Financial Statements and Exhibits.



     10.1 Amendment No. 1 to Credit Agreement, by and among PSS World Medical, Inc., a Florida corporation, as borrower thereunder, the subsidiaries of the Company party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, dated as of June 28, 2001.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                PSS WORLD MEDICAL, INC.
                                (Registrant)



Date: July 3, 2001


                          By:      /s/ David A. Smith
                             --------------------------------------------
                             Name:  David A. Smith
                             Title: President and Chief Financial Officer

                                  EXHIBIT INDEX




     10.1 Amendment No. 1 to Credit Agreement, by and among PSS World Medical, Inc., a Florida corporation, as borrower thereunder, the subsidiaries of the Company party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Agent, dated as of June 28, 2001.